CERTIFICATE OF RIGHTS AND PREFERENCES
OF
SERIES A-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

DECEMBER 14, 2006

Pursuant to Section 151 of the Delaware General Corporation Law and Article Fourth, Section 2 of the Certificate of Incorporation (as amended, the "Certificate of Incorporation"), of Fusion Telecommunications International, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that the following resolution was duly adopted by the board of directors of the Company (the "Board") effective as of December 14, 2006 pursuant to authority conferred upon the Board by the Certificate of Incorporation, which authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, par value $0.01 per share.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board and pursuant to the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock, herein designated and authorized as the Series A-1 Cumulative Convertible Preferred Stock, par value $0.01 per share, which shall consist of ten thousand (10,000) of the ten million (10,000,000) shares of preferred stock (the "Series A-1 Preferred Stock") which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

1.     Number. The number of shares constituting the Series A-1 Cumulative Convertible Preferred Stock shall be ten thousand (10,000).

2.     Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

"Acquiring Person" is defined in Section 6(G).

"AMEX" means the American Stock Exchange, provided, however, that if the American Stock Exchange is not then the principal U.S. trading market for the Common Stock, then "AMEX" shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") on which the Common Stock is then traded, or if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a Nasdaq Capital Market Security by the National Association of Securities Dealers, Inc. ("NASD"), then such market system, or if such Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

"Board" means the Board of Directors of the Company.

"Business Day" means any day on which the Common Stock may be traded on the AMEX, or, if not admitted for trading on the AMEX, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

“Call Notice” is defined in Section 6(C).

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

"Certificate" means this Certificate of Rights and Preferences of the Series A-1 Cumulative Convertible Preferred Stock.

"Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended.

"Change of Control" is defined in Section 6G.

"Common Stock" means the Company's common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control to which the Company is a party (or, at the election of the Acquiring Person, the capital stock of any Acquiring Person from and after the consummation of a Change of Control).

"Common Stock Equivalents" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

"Company" means Fusion Telecommunications International, Inc., a Delaware corporation (or, if, as, and when applicable, any Acquiring Person from and after the consummation of a Change of Control).

"Company Conversion" is defined in Section 6(B)(i).

"Company Conversion Notice" is defined in Section 6(B)(i).

"Conversion Notice" is defined in Section 6(A)(i).

"Conversion Price" means $1.67, subject to adjustment for stock splits, recombinations, stock dividends and the like as provided herein.

"Conversion Stock Amount" is defined in Section 6(A)(ii).

"Daily Market Price" means, on any date, the amount per share of the Common Stock equal to (i) the daily volume-weighted average price on the AMEX or, if no sale takes place on such date, the closing bid prices on the AMEX thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Company may select), or (ii) if such Common Stock is not then listed or admitted to trading on the AMEX, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last calendar day of the most recent month ending before the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Board, subject to adjustment for stock splits, recombinations, stock dividends and the like.

"Dividend Payment Date" is defined in Section 3(A).

"Dividend Period" is defined in Section 3(A).

"Dividend Rate" means a rate equal to the Stated Value multiplied by eight percent (8%) per annum.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" shall mean a holder of the Series A-1 Preferred Stock.

"Issue Date" means with respect to shares of the Series A-1 Preferred Stock the initial date of issuance of any of such shares of the Series A-1 Preferred Stock.

“Issue Date Price” means the price of Issuer’s Common Stock determined on the date of the initial issuance of the shares of the Series A-1 Preferred Stock.

"Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series A Preferred Shares, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the Issue Date, but excluding any Parity Securities and Senior Securities issued (i) to Holders of the Series A-1 Preferred Stock, (ii) with the approval of the Holders of a Majority of the Series A-1 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

"Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a substantial distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

"Liquidation Preference" is defined in Section 4.

"Majority of the Series A-1 Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of the Series A-1 Preferred Stock.

"Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series A-1 Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series A-1 Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

"Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with all Series A-1 Preferred Shares. For the avoidance of doubt, each series of Series A Preferred Shares is a Parity Security with respect to each other series of Series A Preferred Shares.

"Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

"Prevailing Price" means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third (3rd) Business Day before such reference date.

"Qualified Public Company" means a corporation meeting all of the following criteria: (i) the common stock of the corporation is registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) the Prevailing Price shall be an amount greater than one dollar ($1) per share of Common Stock, and (iii) the average daily reported volume of trading in such common stock on all national securities exchanges, markets, services, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days preceding the reference date exceeds twenty thousand (20,000) shares of Common Stock.

"Registered Common Stock" means Common Stock the resale of which has been registered under the Securities Act and is freely tradable upon delivery.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series A-1 Preferred Stock.

"Series A-1 Preferred Stock" means the Series A-1 Cumulative Convertible Preferred Stock of the Company or any successor.

"Stated Value" is an amount equal to one thousand dollars ($1,000) per share of the Series A-1 Preferred Stock plus any accrued and unpaid dividends, whether or not declared and whether or not earnings are available in respect of such dividends. In the event the Company shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a national securities exchange or through a Nasdaq market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

"Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3.     Dividends and Distributions.

(A) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section 3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board (or a duly appointed committee of directors), on January 1 of each year, (each such date being herein referred to as a "Dividend Payment Date"), commencing on January 1, 2008. The period from the Issue Date to January 1, 2008, and each annual period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." The dividend for any Dividend Period for any share of Series A-1 Preferred Stock that is not outstanding on every calendar day of the Dividend Period shall be prorated based on the number of calendar days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record of the Series A-1 Preferred Stock as their names appear on the share register of the Company on the Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date (including, without limitation, for purposes of computing the Stated Value of any shares of Series A-1 Preferred Stock in connection with the conversion or redemption thereof or any Liquidation of the Company), to Holders of record on a date designated by the Board, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of calendar days elapsed from and excluding the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty-five (365) day year.

(B) Subject to the following proviso, dividends payable on the Series A-1 Preferred Stock shall be paid, at the option of the Holder, in cash or by the issuance of Common Stock provided, however, that the Company may elect to make any payment of dividends by the issuance of Registered Common Stock on any Dividend Payment Date with 10 days’ prior written notice to the Holder, if the Company is a Qualified Public Company on the Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend otherwise payable by the Prevailing Price calculated as of such Dividend Payment Date, provided, however, except at the Company’s option, in no event shall such price be less than the price set on the Issue Date; provided, further, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Prevailing Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded to the nearest whole share after aggregating all shares of Series A-1 Preferred Stock owned by a Holder.

(C) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate, but shall not accrue additional dividends. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty-five (365) day year.

(D) So long as any shares of Series A-1 Preferred Stock shall be outstanding, (i) the Company, except for the payment of dividends or other cash distributions under a joint venture agreement or other strategic alliance with respect to which the Company and/or a Subsidiary is a party, shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series A Preferred Shares or (ii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series A-1 Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid.

(E) Subject to the immediately following sentence, the Company shall be entitled to deduct and withhold from any dividend on the Series A-1 Preferred Stock such amounts as the Company is required to deduct and withhold with respect to such dividend under the Internal Revenue Code of 1986, as amended, or any other provision of state, local or foreign tax law. In the event the Company or the Holder elects, pursuant to Section 3(B), to pay or be paid, as the case may be, a dividend on the Series A-1 Preferred Stock by issuing Registered Common Stock or Common Stock, as the case may be, to a Holder, (i) the Company shall deliver the number of shares of Registered Common Stock or Common Stock, as the case may be, that would be delivered to a Holder pursuant to Section 3(B) in the absence of any requirement under applicable law to deduct and withhold any amount with respect to such dividend and (ii) on the Business Day following the Dividend Payment Date, Holder shall transfer to the Company by wire transfer of immediately available funds an amount equal to what the Company is required under applicable law to deduct and withhold with respect to such dividend. For purposes of determining the withholding amount, the dividend value shall be determined under Section 3(B) hereof.

4.     Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series A-1 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series A-1 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to the Holders with respect to such Liquidation, and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series A-1 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof, in each case as of the Business Day immediately preceding the date of such Liquidation (the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series A-1 Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series A-1 Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series A-1 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series A-1 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series A-1 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5.     Voting Rights. The Holders shall have the following voting rights with respect to the Series A-1 Preferred Stock:

(A) Each share of Series A-1 Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(B) and no other voting rights except as required by law.

(B) The consent of the Holders of at least a Majority of the Series A-1 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate of Incorporation, including this Certificate, or Bylaws of the Company so as to:

A. change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1. reduce the Dividend Rate on the Series A-1 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series A-1 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

2. reduce the amount payable to the holders of the Series A-1 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series A-1 Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

3. make the Series A-1 Preferred Stock redeemable at the option of the Company other than in accordance with the terms of this Certificate.

B. authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii) permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any security of such Subsidiaries or all or substantially all of the assets of any Subsidiary other than sales of assets on an arm's-length, fair market value basis; or

(iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A-1 Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Company.

6.     Conversion and Call Rights.

(A) Procedure for Conversion.

(i) General. Shares of Series A-1 Preferred Stock are convertible at the option of the Holder thereof at any time, from time to time, in whole or in part, as follows:

A. The conversion of shares of Series A-1 Preferred Stock may be effected by delivering a duly executed written Series A-1 Preferred Stock Conversion Notice, in form and substance as provided by the Company (the "Conversion Notice"), to the Company, at its principal office specifying the number of shares of Series A-1 Preferred Stock to be converted and surrendering the certificate representing the shares of Series A-1 Preferred Stock to be converted.

B. As soon as practicable after each such conversion of Series A-1 Preferred Stock, but not later than five (5) Business Days from the receipt of the Conversion Notice, the Company shall deliver to such Holder at the address specified in the Conversion Notice the Conversion Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, with such Holder's express written consent, unregistered Common Stock).

C. Notwithstanding anything in the Certificate to the contrary, if such Holder does not consent to accept unregistered Common Stock, then such Holder’s Notice of Conversion shall be deemed, without any further action, to have been withdrawn. Moreover, in no event, shall any conversion under the Certificate be settled in cash.

(ii) Conversion for stock. Subject to the previous sub-paragraph, such shares of stock shall be converted into that number of shares of Registered Common Stock (or at the sole election of the Holder, unregistered Common Stock) equal to (A) the aggregate Stated Value of such shares divided by (B) the Conversion Price (the "Conversion Stock Amount"). It shall be a condition of either the Company or the converting Holder's obligation to close the conversion of the Series A-1 Preferred Stock that such conversion be in accordance with applicable federal and state securities laws and any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated without litigation having been commenced that is continuing, or threat of litigation having been made that remains unresolved, by the United States Department of Justice or the United States Federal Trade Commission.

(iii) Holder of record. Each conversion of Series A-1 Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided herein shall be deemed to have become the holder or holders of record thereof.

(iv) Partial conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series A-1 Preferred Stock certificate of like tenor via certified or registered mail RRR or reputable overnight courier to such address specified by the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Series A-1 Preferred Stock which have not been converted.

(B) Procedure for Conversion by the Company.

(i) Conversion by the Company. Shares of Series A-1 Preferred Stock may be converted by the Company (a "Company Conversion") in whole or in part for Common Stock as follows

A. From and after the first anniversary of the Closing Date, the Company may require the Holders to convert, on a pro rata basis as among the holders of Series A-1 Preferred Shares, shares of Series A-1 Preferred Shares held by such holders on any of March 31, June 30, September 30 and December 31 of each year by delivering a conversion notice to the Holders, at least ten (10) days prior to such conversion and substantially in the form as provided by the Company (a "Company Conversion Notice"), provided that (x) the average of the Daily Market Prices of the Common Stock for the ninety (90) calendar days ended immediately prior to such Conversion Notice is an amount greater than two hundred twenty percent (220%) of the Conversion Price or (y) after the fifth anniversary of the Closing Date, the Prevailing Price shall be an amount greater than the Issue Date Price. The number of Series A Preferred Shares so converted under clause (x) may not exceed the number that would be converted for a quantity of shares of Common Stock greater than eight (8) times the average daily reported volume of trading in the Common Stock on all national securities exchanges, Nasdaq market, service, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days ending one day prior to the Conversion Notice Date concerning a conversion under clause (x). The Conversion Price and the Conversion Stock Amount under clause (x) shall be determined in accordance with Section 6(A)(ii). The conversion price under clause (y) shall be the Prevailing Price, if the Prevailing Price is greater than the Conversion Price and shall be the Conversion Price if the Conversion Price is greater than the Prevailing Price. The Conversion Stock Amount under clause (y) shall be determined in accordance with Section 6(A)(ii), using the conversion price as determined in accordance with the immediately preceding sentence.

(C) Five Year Call Right. From and after the fifth anniversary of the date on which the Registration Requirement has been satisfied, the Company may from time-to-time issue a call notice to the holders of the Series A-1 Preferred Shares (the “Call Notice”). Such Call Notice, at the Company’s discretion, may be for all or a portion of the Series A-1 Preferred Shares. On or before the tenth (10th) Business Day following the date of the Call Notice, the holders of the Series A-1 Preferred Shares shall deliver to the Company, all, or, in the case of a Call Notice concerning a portion of the Series A-1 Preferred Shares, on a pro rata basis as provided in the Call Notice, based on the number of shares of Series A-1 Preferred Shares held by each holder, Series A-1 Preferred Shares with an aggregate Stated Value equal to the amount designated in the Call Notice. The Company shall promptly thereafter pay, by wire transfer of immediately available funds, an amount to each such holder equal to the aggregate Stated Value of all such Series A-1 Preferred Shares delivered by such holder.

(D) The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required hereunder.

(E) The Company will use its best efforts to procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series A-1 Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges, markets, and quotation service on which the Common Stock is then listed or quoted, no later than the date on which such Series A-1 Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series A-1 Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-1 Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

(F) No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series A-1 Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series A-1 Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so surrendered.

(G) Change of Control. In case the Company on or after the Issue Date is party to any (a) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person, herein defined, or its Parent, herein defined, Subsidiary, herein defined, or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or other securities (other than a reorganization or reclassification in which the Common Stock or other securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Company immediately prior to such transaction own the Common Stock, other securities or other voting stock of the Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as "Change in Control"), proper provision shall be made so that, at the option of the Acquiring Person and upon fifteen days’ notice to the Company and the Holder prior to the consummation of the Change of Control, either (i) the Acquiring Person expressly agrees to assume all of the Company’s obligations under the Series A-1 Preferred Stock or (ii) the Holder has fifteen (15) days in which to exercise its conversion rights under the Series A-1 Preferred Stock. If Holder does not exercise its rights during such fifteen (15) day period, all rights under the Series A-1 Preferred Stock shall terminate and the Series A-1 Preferred Stock shall be deemed cancelled. The Company, to the extent feasible, shall provide the Holder with thirty (30) days’ notice of the consummation of any Change of Control. Subject to the foregoing, on or before the closing date under the agreement entered into with an Acquiring Person resulting in a Change in Control, the Company, if applicable, shall deliver to the Holder written notice that the Acquiring Person has assumed such obligations. "Acquiring Person" means, in connection with any Change in Control, (i) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (ii) the transferee of all or substantially all of the properties or assets of the Company, (iii) the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Holder or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company 's stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Company, or (vi) at the Holder's election, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries). "Parent" shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.

7.     Status of Converted and Redeemed Shares; Limitations on Series A-1 Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Series A-1 Preferred Stock each share of Series A-1 Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine. Without the consent of Majority of the Series A-1 Preferred Stock, the Company will not issue any further shares of Series A-1 Preferred Stock.

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IN WITNESS WHEREOF, this Certificate of Rights and Preferences has been signed on behalf of the Company by the undersigned, all as of the date first set forth above.

        FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

        ___________________________________
        Name: _____________________________
        Title: _____________________________